Exhibit 23.1

PROQUEST PROFIT SHARING RETIREMENT PLAN

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 033-99982, 333-48425, 333-58293 and 333-93099 on Form S-8 of ProQuest Company of our report dated June 8, 2006, appearing in this Annual Report on Form 11-K of ProQuest Profit Sharing Retirement Plan for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC

South Bend, Indiana

June 29, 2006

15